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                                                                   EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of January 1, 1999, by and between Jeremy R. Lent ("Employee") and NextCard, Inc., a California corporation (the "Company").

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1. EMPLOYMENT AND DUTIES. The Company agrees to employ Employee as its President, CEO and Chairman of the Board, and Chairman of the Executive Committee of the Board, and Employee agrees to serve the Company in such capacities, with the authority and responsibilities customarily accorded an executive officer with those titles, including without limitation those set forth on the Company's Bylaws. Employee shall loyally conscientiously perform such services and duties as are customarily incident to such employment. Employee agrees to devote substantially all of his normal business time and efforts during normal business hours to the performance of his duties under this Agreement, provided that the devotion of time to personal investments or other personal matters will not be deemed a breach of this Agreement if it does not substantially interfere with the performance of Employee's duties hereunder. Employee shall duly and faithfully perform and observe any and all rules and regulations which the Company has established governing the conduct of its business or its employees. Employee shall report to the Company's Board of Directors. Employee shall be permitted to work at appropriate locations outside of the Company's headquarters in his reasonable discretion.

     2.   COMPENSATION.

          (a) BASE SALARY; WITHHOLDING. The Company shall pay Employee a base salary of $250,000 per year, subject to increase from time to time (but no less frequently than annually) in the good faith discretion of the Board of Directors of the Company, payable in arrears in equal semi-monthly installments. Such increases shall be based on a review of the prevailing compensation rates of comparable executives in comparable companies, as well as the performance of Employee and the Company. The parties shall comply with all applicable withholding requirements in connection with all compensation payable to Employee hereunder. Employee acknowledges that the Board of Directors may decrease his salary as part of a good faith general reduction of salaries of Company executives (an "Approved Salary Reduction").

          (b)  BONUS.

               i) 1998 Bonus. In addition to the base salary set forth above, with respect to fiscal year 1998, the Company shall pay Employee, by no later than January 15, 1999, a bonus of not less than $175,000.

               ii) Subsequent Bonuses. For each year after fiscal year 1998, Employee shall be eligible for cash bonus awards in the discretion of the Company's Board of Directors; however, the parties anticipate that such



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          annual bonuses shall be a minimum of 100% of Employee's than annual base salary if Employee and the Company have achieved the performance goals set by the Board of Directors.


          (c) INCENTIVE PLANS. In addition to all other benefits and compensation provided by this Agreement, Employee shall be eligible to participate (to the extent determined by the Board in its discretion) in such of the Company's equity, compensation and incentive plans (including without limitation stock and stock option plans) as are generally available to any of the management executives of the Company.

          (d) VACATION; SABBATICAL. Employee shall be entitled to such annual vacation time with full pay as the Company may provide in its standard policies and practices for any other management executives; provided, however, that in any event Employee shall be entitled to a minimum of four (4) weeks annual paid vacation time. Employee shall also be entitled to two paid sabbaticals of up to three (3) months to be taken at any time between the fourth and sixth years of his initial employment by the Company, but no sooner than January 1, 2000, and between the eighth and tenth years of his initial employment by the Company; provided, however, that Employee shall not take a sabbatical in the twelve month period following the initial public offering of the Company's common stock.

          (e) OTHER BENEFITS. Employee shall participate in and have the benefits of all present and future vacation, holiday, paid leave, unpaid leave, life, accident, disability, dental, vision and health insurance plans, pension, profit-sharing and savings plans and all other plans and benefits which the company now or in the future from time to time makes available to any of its management executives.

     3. BUSINESS EXPENSES. The Company shall promptly reimburse Employee for all appropriately documented, reasonable business expenses incurred by Employee in accordance with Company policies for management executives including for reasonable home office equipment.

     4. TERM. This Agreement shall commence as of the date hereof and, shall continue indefinitely until terminated as set forth herein.

     5. TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may, by delivering thirty (30) days' prior written notice to Employee, terminate Employee's employment at any time and for any reason without cause by

          (a) paying to Employee, no later than the date of termination, a lump sum equal to


               i) Employee's base salary accrued and unpaid through the date of termination,

               ii) all accrued vacation pay, and any bonus which would have been paid but for the termination, prorated through the date of termination, based upon the Company's performance and in accordance with the




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          terms, provisions and conditions of any Company incentive bonus plan in which Employee may be designated a participant; and


               iii) an amount equal to twenty-four (24) months of Employee's base salary (at the higher of (x) the rate in effect on the date of notice of termination and (y) the rate in effect six months prior to the date of notice of termination):


          (b) providing, at the Company's expense, coverage to Employee under the Company's life insurance and disability insurance policies and to Employee and his dependents under the Company's health plan, or in the event any of the Company's health plan, life insurance, or disability insurance are not continued or Employee is not eligible for coverage thereunder due to his termination of employment, the Company shall pay for the premiums for equivalent coverage, in any event, for a period of twenty-four (24) months after the date of termination; and


          (c)  providing to Employee reasonable outplacement services.

In addition, notwithstanding anything to the contrary contained herein or in any agreement with respect hereto, upon termination of Employee's employment pursuant to this Section 5, all equity options, restricted equity grants and similar rights held by Employee with respect to securities of the Company, shall automatically become fully vested and shall become immediately exercisable and Employee shall have twelve (12) months to exercise any unexercised options.

     6. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement at any time if such termination is for "Cause", as defined below, by delivering to Employee prior written notice of termination supported by a reasonably detailed statement of the relevant facts and reason for termination. In the event of such termination, the Company shall pay Employee, no later than the ten (10) days following the date of termination, a lump sum equal to Employee's accrued base salary through the date of termination, and all accrued vacation pay and bonuses. For purposes of this Agreement, "Cause" means (i) Employee has intentionally engaged in unfair competition with the Company, committed an act of embezzlement, fraud or theft with respect to the property of the Company, or deliberately disregarded the rules of the Company, in any such event in such a manner as to cause material lose, damage or injury to or otherwise materially to endanger the property, reputation or employees of the Company, (ii) Employee has repeatedly abused alcohol or drugs on the job or in a manner affecting his job performance, (iii) Employee has been found guilty of or has plead nolo contendere to the commission of a felony offense; or (iv) Employee remains in material willful breach of a material provision of this Agreement (or any of the other agreements mentioned in Section 14(a) hereof) for fourteen (14) days after receiving notice of such breach from the Company (with respect to which the Company shall have the burden of proof that such breach has occurred and not been timely cured).

     7. VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate this Agreement at any time for any reason or no reason upon delivering thirty (30) days'




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prior written notice to the Company. No later than the date of termination, the
Company shall pay Employee a lump sum equal to his accrued base salary through the date of termination, and all accrued vacation pay and bonuses.

        8. NO TERMINATION BY MERGER, TRANSFER OF ASSETS OR DISSOLUTION. This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company or the transfer of all or substantially all the assets of the Company or the merger or other business combination of the Company with or into another entity.

        9.      TERMINATION BY DEATH OR DISABILITY.

                (A) DEATH. In the event of the death of Employee during the term hereof, the Company, within ten (10) days of receiving notice of such death, shall pay Employee's estate all salary due or accrued as of the date of his death, and all accrued vacation pay and bonuses, and the company shall continue to pay Employee's salary for twelve (12) months following the date of death. In addition, notwithstanding anything to the contrary contained herein or in any agreement with respect thereto, upon termination of Employee's employment pursuant to this Section 9(a), all Restricted Stock (as defined in the Stock Restriction Agreement dated November 7, 1996, as amended), held by Employee shall immediately and automatically become fully vested, and fifty percent (50%) of the then remaining balance of unvested equity options, restricted equity grants and similar rights held by Employee with respect to securities of the Company shall automatically become fully vested and shall become immediately exercisable.

                (B) DISABILITY. In the event of mental or physical Disability (as defined below) of Employee during the term hereof, the Company, within ten
(10) days following the determination of Disability, shall pay Employee all salary due or accrued as of the date of such determination, and all accrued vacation pay and bonuses, and the Company shall continue to pay Employee's salary for twelve (12) months following the date of such determination in either case net of all proceeds of Company-paid disability insurance received by Employee during such period. In addition, notwithstanding anything to the contrary contained herein or in any agreement with respect hereto, upon termination of Employee's employment pursuant to this Section 9(b), all Restricted Stock (as defined in the Stock Restriction Agreement dated November 7, 1996, as amended), held by Employee shall immediately and automatically become fully vested, and fifty percent (50%) of the then remaining balance of unvested equity options, restricted equity grants and similar rights held by Employee with respect to securities of the Company shall automatically become fully vested and shall become immediately exercisable. For purposes of this Agreement, "Disability" shall mean a physical or mental condition, verified by a physician mutually designated by the Company and Employee, which prevents Employee from carrying out one or more of the material aspects of his assigned duties for at least one hundred eighty (180) consecutive days.

                (C) The provisions of this Section 9 supercede and prevail over any contrary or inconsistent provision of the Stock Restriction Agreement dated November 7, 1996, as amended.


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        10.     PAYMENTS UPON TERMINATION FOR GOOD REASON.

                (A)     DEFINITION OF "GOOD REASON". "Good Reason" shall mean:

                        i) The assignment of Employee to any duties inconsistent with, or any adverse change in, Employee's positions, duties, responsibilities or status with the Company, or the removal of Employee from, or failure to reelect Employee to, any of such positions; or

                        ii) A reduction by the Company in Employee's base salary (other than as part of an Approved Salary Reduction); or

                        iii) The Company's requiring Employee to be based in excess of 25 miles from the Company's present executive offices located at San Francisco, California except for travel on Company business to an extent substantially consistent with Employee's present business travel obligations; or

                        iv) Failure of the Company to provide support, information, assistance and staffing reasonably appropriate for Employee to carry out Employee's duties or to achieve the performance goals set by the Company (other than an across-the-board reduction approved by the Board of Directors in good faith which generally affects executives substantially the same); or

                        v) The failure by the Company to continue in effect for Employee any material benefit available generally to the management executives of the Company, including but not limited to any retirement, pension or incentive plan, life, accident, disability or health insurance plans, equity or cash bonus plans or savings and profit sharing plans; or any action by the Company which would adversely affect Employee's participation in or reduce Employee's benefits under any of such plans or deprive Employee of any fringe benefit enjoyed by Employee; or

                        vi) Any other material breach by the Company of this Agreement which is not cured within fourteen (14) days of notice thereof by Employee to Company, or the material breach by the Company of this Agreement three or more times (whether or not the breaches are the same and whether or not the breaches are subsequently cured) in any twelve month period.

                (B) Employee may terminate his employment for Good Reason at any time upon providing written notice of termination to the Company. In the event of termination of Employee's employment by Employee for Good Reason, the Company shall pay Employee as follows:

                        i) Employee's accrued and unpaid base salary through the date of termination, at the higher of (x) the rate then in effect at the time




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          the notice of termination is given and (y) the rate in effect six months prior to the time such notice is given; and

               ii) Any bonus which would have been paid but for the termination, prorated through the date of termination, based upon the Company's performance and in accordance with the terms, provisions and conditions of any Company incentive bonus plan in which Employee may be designated a participant; and

               iii) A lump sum severance payment equal to Employee's highest monthly base salary in effect during the twelve-month period immediately preceding the date of termination, multiplied by twenty-four (24); and

               iv) Provide, at the Company's expense, coverage to Employee under the Company's life insurance and disability insurance policies and to Employee and his dependents under the Company's health plan, or in the event any of the Company's health plan, life insurance, or disability insurance are not continued or Employee is not eligible for coverage thereunder due to his termination of employment, the Company shall pay for the premiums for equivalent coverage, in any event, for a period of twenty-four (24) months after the date of termination; and

               v) In addition, notwithstanding anything to the contrary contained herein or in any agreement with respect hereto, all equity options, restricted equity grants and similar rights held by Employee with respect to the securities of the Company shall automatically become fully vested and shall become immediately exercisable and Employee shall have twelve (12) months to exercise any unexercised options.

     11. INDEMNIFICATION. As a employee, officer and agent of the Company, Employee shall be fully indemnified by the Company to the fullest extent permitted by California law. To implement this provision, Company shall execute and deliver to Employee its standard form of indemnification agreement for officers and directors, and Employee shall thereafter be entitled to the benefits of any subsequent amendments thereto made for any management executives.

     12. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, provided, however, that Employee may not delegate any of Employee's duties under this Agreement.

     13. ADDITIONAL BENEFITS. Company agrees promptly to reimburse Employee for legal fees and expenses incurred by him in relation to Employee's relationship with the Company, including without limitation this Agreement. In addition, Company agrees to obtain and maintain during the term of Employee's employment, a customary directors and officers insurance policy with reasonable policy limits, in which Employee






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is named as an insured, as long as it is maintained for any other officer or director of the Company.

     14.  MISCELLANEOUS.

          (A) COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties and cancels and supersedes all other prior or contemporaneous agreements between the parties which relate to the subject matter contained in this Agreement, including without limitation the Employment Agreement between the parties dated August 16, 1996, but excluding (i) the Employee Confidential Information and Invention Agreement, and (ii) except to the extent modified herein, the Stock Restriction Agreement dated November 7, 1996, as amended.

          (B) MODIFICATION, AMENDMENT, WAIVER. No modification or amendment of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

          (C) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California.

          (D) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (E) ATTORNEYS' FEES. In the event of litigation under this Agreement (including enforcing judgments and appeals), the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and costs of suit in addition to such other relief as may be granted.

          (F) NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax, as the case may be, to the respective persons named below.

     If to the Company:  NextCard, Inc.
                         595 Market Street, Suite 950
                         San Francisco, California 94105
                         Attention: General Counsel

     With a copy to:     Ronald Star, Esq.


                                       7
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                              Howard, Rice, Nemerovski, et al.
                              Three Embarcadero Center, Suite 700
                              San Francisco, California 94111

     If to the Employee:      Jeremy Lent
                              102 Edison Avenue
                              Corte Madera, CA 94925

     With a copy to:          Andrew L. Dudnick, Esq.
                              Dudnick Detwiler Rivin & Stikker LLP
                              351 California Street, Fifteenth Floor
                              San Francisco, CA 94104

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

          COMPANY:                      NextCard, Inc. a California corporation


                                        By: /s/ ROBERT LINDERMAN
                                            -----------------------------------
                                             Robert Linderman, General Counsel

          EMPLOYEE:                     /s/ JEREMY R. LENT
                                        ---------------------------------------
                                        Jeremy R. Lent








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